Exhibit 99.4

PRELIMINARY COPY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting.

The Notice and Proxy Statement are available at www.proxyvote.com

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Entegris, Inc.

Special Meeting of Stockholders

[●], 2019 12:00 p.m. ET

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints(s) Bertrand Loy and Gregory B. Graves, his, her or its true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of ENTEGRIS, INC. to be held on [●], 2019, at 12:00 p.m. Eastern Time, at Entegris’ headquarters at 129 Concord Road, Billerica, Massachusetts, and at any adjournment or postponement thereof, and to vote as specified on this proxy all shares of common stock of ENTEGRIS, INC. held of record by the signer(s) at the close of business on April 2, 2019 on all matters properly coming before the Special Meeting, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Special Meeting and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is signed but no such direction is made, this proxy will be voted (1) FOR the Entegris merger agreement proposal; (2) FOR the Entegris charter proposal; (3) FOR the Entegris compensation proposal and (4) FOR the Entegris adjournment proposal.

(Continued, and to be marked, dated and signed, on the other side)

PRELIMINARY COPY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [●] 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ENTEGRIS, INC. 129 CONCORD RD. BILLERICA, MA 01821

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on XXXX, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ENTEGRIS, INC. The Board of Directors unanimously recommends you vote FOR Proposals 1, 2 , 3 and 4.
	For	Against	Abstain

1.  Adoption of the Agreement and Plan of Merger (the “merger agreement”), dated as of January 27, 2019 (as it may be amended from time to time), by and between Versum Materials, Inc. (“Versum”), and Entegris, Inc. (“Entegris”), pursuant to which Versum will merge with and into Entegris, with Entegris surviving the merger (the “Entegris merger agreement approval”).

	☐	☐	☐

	For	Against	Abstain
2. Adoption of the amended and restated certificate of incorporation of Entegris (the “Entegris charter proposal”).	☐	☐	☐

	For	Against	Abstain

3.  Approval, on an advisory (non-binding) basis, of the executive officer compensation that will or may be paid to Entegris’s named executive officers in connection with the transactions contemplated by the merger agreement (the “Entegris compensation proposal”).

	☐	☐	☐

	For	Against	Abstain

4.  Approval of the adjournment of the special meeting of the stockholders of Entegris (the “Entegris special meeting”) to solicit additional proxies if there are not sufficient votes at the time of the Entegris special meeting to approve the Entegris merger agreement proposal and the Entegris charter proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Entegris stockholders (the “the Entegris adjournment proposal”).

	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend the special meeting:	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date